Exhibit 107
CALCULATION OF FILING FEE TABLES
Form S-8
Sprout Social, Inc.
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Class A common stock, $0.0001 par value per share, reserved for issuance pursuant to the Registrant’s 2019 Incentive Award Plan	Other(2)	7,813,260(3)	$63.49(2)	$496,063,877.40	$92.70 per $1,000,000	$45,985.12
Total Offering Amounts					$496,063,877.40		$45,985.12
Total Fee Offsets							N/A
Net Fee Due							$45,985.12

(1)
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Class A common stock, $0.0001 par value per share (“Class A common stock”), that become issuable under the Sprout Social, Inc. 2019 Incentive Award Plan, as amended and restated (the “Incentive Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that results in an increase in the number of the Registrant’s outstanding shares of Class A common stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are based upon $63.49, which is the average of the high and low prices of the Registrant’s Class A common stock as reported on The Nasdaq Stock Market LLC (Nasdaq Capital Market) on April 29, 2022.[1]

(3)	Represents the aggregate number of shares of Class A common stock that were automatically added to the shares authorized for issuance under the Incentive Plan pursuant to an “evergreen” provision contained therein on each of January 1, 2022, 2021 and 2020. Pursuant to such provision, the number of shares of Class A common stock reserved for issuance under the Incentive Plan automatically increases on January 1st of each fiscal year, starting on January 1, 2020 and ending on and including January 1, 2029, in an amount equal to the lesser of (a) 5% of the total shares of all of the classes of the Registrant’s common stock outstanding (on an as-converted basis) on the last day of the immediately preceding fiscal year or (b) such smaller number of shares as determined by the Registrant’s board of directors.
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